                                                Filed pursuant to Rule 424(b)(3)
                                                Registration Number 333-37532

PROSPECTUS

                            UNITED MOBILE HOMES, INC.

                             Juniper Business Plaza
                          Suite 3-C, 3499 Route 9 North
                           Freehold, New Jersey 07728
                                  732-577-9997

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Dividend  Reinvestment  and Stock  Purchase Plan (the "Plan") of United
Mobile Homes,  Inc.  ("United")  described  herein provides  holders of United's
Shares of Common Stock  ("Shares of Common Stock" or "Shares") with a simple and convenient  method of investing  cash  dividends  and optional  cash payments in additional Shares of Common Stock without payment of any brokerage commission or service charge.  The Shares are listed and traded on the American Stock Exchange under the symbol "UMH."

     The proceeds of dividends reinvested in the Plan and optional cash payments will be used to purchase original issue Shares of Common Stock from United.  The price of Shares of Common Stock purchased with reinvested dividends and optional cash payments will be 95% of the market price (see Question 16).

     Participants in the Plan may:

         •      Automatically reinvest cash dividends on all Shares registered in their names.

         •      Automatically  reinvest  cash  dividends  on less than all of the
               Shares  registered  in their names and  continue to receive  cash dividends on the remaining Shares.

         •      Invest by making  optional  cash payments at any time of not less than $500 per payment  nor more than  $1,000 per month,  unless a
               Request  for  Waiver  has been  accepted  by United  pursuant  to
               Question  12  herein,  whether  or not any  dividends  on  Shares registered  in  the  participant's  name  are  being  reinvested.
               Optional cash payments will be invested monthly, generally on the
               Investment Date.

     Holders of Shares of Common Stock who do not choose to  participate  in the
Plan will continue to receive cash dividends, as declared, in the usual manner.

     IT IS SUGGESTED THAT THIS PROSPECTUS BE RETAINED FOR FUTURE REFERENCE.

     United reserves the right to terminate the Plan at any time.

     The Plan does not  represent  a change  in  United's  dividend  policy or a guarantee of future  dividends.  Dividends  will continue to depend on earnings, financial requirements, and other factors.

     This Amended  Prospectus  relates to up to 1,100,000 Shares of Common Stock with $.10 par value authorized for issuance after May 22, 2000.

THESE  SECURITIES  HAVE NOT BEEN APPROVED OR  DISAPPROVED  BY THE SECURITIES AND
EXCHANGE  COMMISSION  (THE  "COMMISSION")  NOR HAS THE  COMMISSION  OR ANY STATE
SECURITIES  COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO DEALER,  SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY  REPRESENTATION  OTHER THAN THOSE  CONTAINED IN THIS  PROSPECTUS,
AND, IF GIVEN OR MADE,  SUCH OTHER  INFORMATION  OR  REPRESENTATION  MUST NOT BE
RELIED UPON AS HAVING BEEN  AUTHORIZED  BY UNITED.  NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL,  UNDER ANY  CIRCUMSTANCES,  CREATE
ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UNITED SINCE THE
DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY UNITED OR ANY AGENT
OF UNITED OR ANY OTHER  PERSON  TO SELL  SECURITIES  IN ANY STATE IN WHICH  SUCH
OFFER WOULD BE UNLAWFUL.  THIS  PROSPECTUS  RELATES ONLY TO THE SHARES OF UNITED
OFFERED  HEREBY AND IS NOT TO BE RELIED UPON IN CONNECTION  WITH THE PURCHASE OR
SALE OF ANY OTHER SECURITIES OF UNITED.

THE ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

             The date of this Amended Prospectus is October 15, 2003

SPECIAL RULES TO PROTECT UNITED'S STATUS AS A QUALIFIED REAL
ESTATE INVESTMENT TRUST ("REIT") UNDER THE PROVISIONS OF THE

                              AVAILABLE INFORMATION

     United is  subject  to the  informational  requirements  of the  Securities
Exchange  Act of 1934,  as  amended  (the  "Exchange  Act"),  and in  accordance therewith files reports and other  information  with the Securities and Exchange
Commission ("Commission") relating to its business,  financial position, results of operations and other matters.  Information as of particular  dates concerning the Directors is disclosed in proxy statements.  Such reports,  proxy statements and other  information  can be  inspected  at the Public  Reference  Room of the
Commission, Room 1024, 450 Fifth Street, N.W., Washington,  D.C.; and at certain of its  Regional  Offices,  located  at  Room  1204,  Everett  McKinley  Dirksen
Building,  219 South Dearborn  Street,  Chicago,  Illinois;  Room 1102,  Federal
Building,  26 Federal Plaza,  New York,  New York; and 5757 Wilshire  Boulevard,
Suite  500  East,  Los  Angeles,  California.  Please  call  the  Commission  at
1-800-SEC-0330 for further  information on the operation of the public reference
rooms.  United's  filings  with  the  Commission,   including  the  Registration
Statement  with respect to the Shares of Common Stock offered  hereby,  are also available to you on the SEC's  website  (http://www.sec.gov).  United also has a website  (www.umh.com)  through which you may access its recent filings with the
Commission. Information contained on its website is not part of this prospectus.
In addition, you may look at United's filings with the Commission at the offices of the American Stock Exchange ("AMEX") which is located at 86 Trinity Place New
York, NY 10006.  United's  filings with the Commission are available at the AMEX because  its  Common  Stock is listed  and  traded on the AMEX  under the symbol
"UMH."

     United has filed with the  Commission a  Registration  Statement  under the
Securities  Act of 1933 with  respect  to the  Shares of  Common  Stock  offered hereby.  This  Prospectus  does not contain all of the  information set forth in such  Registration  Statement,  certain parts of which are omitted in accordance with the  rules and  regulations  of the  Commission.  For  further  information pertaining to United, the Shares of Common Stock and related matters,  reference is made to such  Registration  Statement,  including  the exhibits  incorporated therein by reference or filed as a part thereof.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     As the  successor to United Mobile  Homes,  Inc., a New Jersey  corporation
("United New Jersey"),  United  incorporates  by reference the documents  listed below:

     •     The  Annual  Report of United  New  Jersey on Form 10-K filed with the
          Commission on March 28, 2003.

     •     The Quarterly Report on Form 10-Q of United New Jersey,  as filed with the Commission on May 14, 2003.

     •     The Quarterly Report on Form 10-Q of United New Jersey,  as filed with the Commission on August 13, 2003.

     •     The Current Report on Form 8-K of United New Jersey, as filed with the
          Commission on March 31, 2003.

     •     The Current Report on Form 8-K of United New Jersey, as filed with the
          Commission on June 2, 2003.

     •     The Current Report on Form 8-K of United, as filed with the Commission on October 2, 2003.

     •     The description of United's Shares, $.10 par value, which is contained in a registration  statement  filed under the Exchange Act,  including any  amendment  or  reports  filed for the  purpose of  updating  such description.

     •     All documents filed by United pursuant to Sections 13(a), 13(c), 14 or
          15(d) of the Exchange Act after the date of this  Prospectus and prior to the  termination of the offering to which this  Prospectus  relates shall  also  be  deemed  to  be  incorporated  by  reference  in  this
          Prospectus  and to be a part of this  Prospectus  from the date of the filing of such documents.

     The foregoing  documents  incorporated by reference in this Prospectus (not including  exhibits to the information that are incorporated by reference unless such exhibits are  specifically  incorporated  by reference into the information that this  Prospectus  incorporates)  will be  provided  without  charge to each person to whom a prospectus is  delivered,  upon written or oral request of such person,  made to  Shareholder  Relations,  United  Mobile Homes,  Inc.,  Juniper
Business  Plaza,  Suite 3-C,  3499  Route 9 North,  Freehold,  New Jersey  07728
(telephone number 732-577- 9997).

     No  person  has been  authorized  to give any  information,  or to make any representations  other than those  contained in this  Prospectus  or referred to herein, and, if given or made, such other information or representation must not be relied upon as having been  authorized by United.  This  Prospectus  does not constitute an offer or  solicitation  by anyone in any state in which such offer or solicitation  is not authorized,  or in which the person making such offer or solicitation  is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.  The delivery of this Prospectus at any time does not imply that  information  herein is correct as of any time subsequent to the date hereof.

     This Prospectus  relates to the Shares of Common Stock of United registered for sale under the Plan.  It is suggested  that this  Prospectus be retained for future reference.

                                   THE COMPANY

     United is a  corporation  organized  under the laws of  Maryland.  United's principal  executive  offices are located at Juniper Business Plaza,  Suite 3-C,
3499 Route 9 North,  Freehold,  New Jersey 07728.  United's  telephone number is
732-577-9997.

                    DESCRIPTION OF THE DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN

     The Dividend  Reinvestment and Stock Purchase Plan (the "Plan") for holders of Shares of Common Stock of United is set forth in the following  questions and answers.

     For further information  concerning the Plan, please address correspondence to:

                              Shareholder Relations
                            United Mobile Homes, Inc.
                        Juniper Business Plaza, Suite 3-C
                               3499 Route 9 North
                           Freehold, New Jersey 07728

                                     PURPOSE

1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide holders of record of Shares of Common
Stock of United with a convenient and economical way of investing cash dividends and optional  cash payments in Shares of Common Stock of United at a 5% discount from the market price prior to investment  (see Question 16) and without payment of any brokerage commission or service charge. Since such Shares of Common Stock will be purchased  from United,  United will  receive  additional  funds to make investments in real estate and for other purposes.

                                   ADVANTAGES

2.   What are the advantages of the Plan?

     By participating in the Plan:

          •     You may purchase Shares of Common Stock at a 5% discount from the market  price  (see  Question  16) of Shares  of Common  Stock of
               United by  reinvesting  cash dividends on all or less than all of the Shares of Common Stock registered in your name.

          •     You may  purchase  additional  Shares of Common Stock at the same discount by making optional cash payments at any time of not less than $500 per payment  nor more than  $1,000 per month,  unless a
               Request  for  Waiver  has been  accepted  by United  pursuant  to
               Question 12 herein.

          •     You pay no brokerage  commission or service  charge in connection with investments under the Plan.

          •     Recordkeeping  is simplified under the Plan by the provision of a statement of account to each participant.

          •     You are assured safekeeping of Shares of Common Stock credited to
               your  account   because   certificates   are  not  issued  unless
               requested.

                                 ADMINISTRATION

3.   Who administers the Plan?

     Mellon  Bank,   N.A.  (the  "Agent")   administers  the  Plan  and  certain
administrative  support  will be  provided  by its  affiliate,  Mellon  Investor
Services,  a registered  transfer  agent. On behalf of  participants,  the Agent keeps records,  sends  statements of account after each purchase to participants and performs other duties  relating to the Plan. The Agent  purchases  Shares of
Common Stock from United as agent for  participants  in the Plan and credits the shares to the accounts of the individual participants.

                                   ELIGIBILITY

4.   Who is eligible to participate?

     (a)  Shareholders of Record

          All  holders  of record of Shares  of  Common  Stock are  eligible  to participate in the Plan.

     (b)  Beneficial Owners of Shares of Common Stock

          Beneficial  owners,  whose  Shares of Common Stock are  registered  in names other than their own (for  instance,  in the name of a broker or bank  nominee),  may  not  participate  in the  reinvestment  of  cash
          dividends  on  such  Shares  of  Common   Stock.   Nevertheless,   the
          shareholder, all of whose Shares of Common Stock are in street name or nominee name, may  participate in the optional cash payment  provision by completing and sending in the Authorization Card certifying that he is a shareholder of United.

5.   How is the Plan to be interpreted?

     Any question of interpretation arising under the Plan will be determined by
United and any such determination will be final.

                                  PARTICIPATION

6.   How do Holders of Shares of Common Stock join the Plan?

     A holder of record of Shares of Common  Stock may join the Plan at any time by completing and signing an  Authorization  Card and returning it to the Agent.
An Authorization  Card and a postage paid return envelope may be obtained at any time by writing to United Mobile Homes, Inc., Juniper Business Plaza, Suite 3-C,
3499 Route 9 North, Freehold, New Jersey 07728.

7.   What does the Authorization Card provide?

     If you check the appropriate box on the  Authorization  Card, you may elect
"Full Dividend  Reinvestment" and the Agent will apply all cash dividends on all the  Shares  of Common  stock  then or  subsequently  registered  in your  name, together  with any  optional  cash  payments,  toward the  purchase of Shares of
Common Stock.

     If you elect to  reinvest  dividends  on only a portion  of your  Shares of
Common Stock, you should check the "Partial  Dividend  Reinvestment"  box on the
Authorization Card and the Agent will reinvest cash dividends on only the number of whole Shares of Common Stock you specify on the Authorization  Card, together with any optional cash payments,  toward the purchase of Shares of Common Stock, and will pay cash dividends on the rest of your Shares.

     If the "Optional Cash Payments" box on the  Authorization  Card is checked, you will  continue to receive  cash  dividends  on Shares of Common Stock in the usual manner,  but the Agent will apply any optional cash payment  received with the  Authorization  Card or with a subsequent  payment form (see Question 11) to the purchase of Shares of Common Stock under the Plan.

     The  Authorization  Card  also  provides  a  certification  to be signed by beneficial  owners  whose  Shares of Common  Stock are held in street or nominee name who wish to participate in the optional cash payment provisions.

     The Agent will  reinvest  automatically  any  subsequent  dividends  on the
Shares of Common Stock  credited to your account  under the Plan.  The Plan,  in other words,  operates so as to reinvest  dividends on a cumulative basis on the
Shares of Common Stock designated on your  Authorization  Card and on all Shares of Common Stock  accumulated  and held in your Plan  account,  until you specify otherwise by notice in writing  delivered to the Agent or withdraw from the Plan
altogether,  or  until  the  Plan  is  terminated.   See  Question  29  for  the
consequences of sales of Shares of Common Stock subject to the Plan.

8.   What are my options under the Plan?

     By marking the appropriate spaces on the Authorization Card, you may choose among the following investment options:

     •     To reinvest cash dividends automatically on all Shares of Common Stock now and  subsequently  registered  in your  name at 95% of the  market price (see Question 16 for a description of how this is computed).

     •     To  reinvest  cash  dividends  automatically  on less  than all of the
          Shares of Common Stock  registered in your name (a specified number of full  shares) at 95% of the market  price and continue to receive cash dividends on the remaining Shares of Common Stock.

     •     To invest by making  optional  cash payments at any time in any amount not less than $500 per payment nor more than $1,000 per month,  unless a Request for Waiver has

          been accepted by United pursuant to Question 12 herein, whether or not any dividends are being automatically reinvested, at 95% of the market price.

9.   May I change options under the Plan?

     Yes. You may change  options under the Plan at any time by  completing  and signing a new  Authorization  Card and returning it to the Agent.  The answer to
Question 6 tells how to obtain an Authorization  Card and return  envelope.  Any change  concerning the  reinvestment  of dividends must be received by the Agent not later than five days prior to the record date for a dividend  (see  Question
10) in order for the change to become effective with that dividend.

10.  When will investment of dividends respecting Shares of Common Stock start?

     If your  Authorization  Card is  received by the Agent five  calendar  days prior to the record  date for  determining  the  holders of shares  entitled  to receive the next dividend, reinvestment of your dividends will commence with the next  dividend.  The record dates for dividend  payments on the Shares of Common
Stock are generally on or about  February l5, May l5, August l5 and November l5.
If your Authorization Card is received subsequent to five calendar days prior to the record date,  reinvestment of your dividends (or designated portion thereof)
will not start until payment of the next following dividend.

                             OPTIONAL CASH PAYMENTS

11.  How does the cash payment option work?

     Each  participant  in the Plan may  invest in  additional  Shares of Common
Stock by making  optional  cash payments at any time.  Participants  in the Plan have no obligation to make any optional cash payments.  Optional payments may be made at irregular  intervals and the amount of each  optional  payment may vary, but no optional  payments may be less than $500 and the total optional  payments invested  by each  owner of Shares of Common  Stock may not  exceed  $1,000  per month,  unless a Request  for Waiver has been  accepted  by United  pursuant  to
Question 12 herein.

     An optional  cash  payment may be made by  enclosing a check or money order with the Authorization Card when enrolling; and thereafter by forwarding a check or money  order to the Agent with a payment  form which will be attached to each statement of account.  Checks and money orders must be in United States  dollars and should be made payable to "Mellon Bank,  N.A.".  No interest will be paid on optional  cash  payments  held by the Agent  pending  the  purchase of Shares of
Common Stock. (See Questions 14 and 15).

     Optional cash payments must be received by the Agent no later than ten (10)
calendar days prior to the Investment Date. Cash payments  received by the Agent subsequent to that date will be applied to the next month's optional investment.

                            WAIVER OF MAXIMUM LIMITS

12.  May I make an optional cash payment in excess of $1,000 per month?

     Optional  cash  investments  in excess of $1,000 per month may be made only pursuant to a Request for Waiver  accepted by United.  Participants  who wish to submit an optional cash  investment in excess of $1,000 for any Investment  Date must obtain the prior  written  approval of United,  and a copy of such  written approval  must  accompany any such  optional  cash  investment  submitted to the
Agent.  A Request  for Waiver  should be directed to  Shareholder  Relations  at
United via telephone at  732-577-9997.  United has sole  discretion to grant any approval  for  optional  cash  investments  in excess of the  allowable  maximum amount.  In  deciding  whether  to approve a Request  for  Waiver,  United  will consider  relevant  factors  including,  but not limited to,  United's  need for additional funds, the  attractiveness of obtaining such additional funds through the sale of Common  Stock as compared to other  sources of funds,  the  purchase price likely to apply to any sale of Common Stock,  the  participant  submitting the request,  the extent and nature of such participant's prior participation in the  Plan,  the  number  of  Shares  of  Common  Stock  held of  record  by such participant,  and the aggregate amount of optional cash investments in excess of
$1,000 for which Requests for Waiver have been submitted by all participants. If
Requests  for Waiver are  submitted  for any  Investment  Date for an  aggregate amount in excess of the amount  United is then  willing  to  accept,  United may honor such  requests in order of receipt,  pro rata or by any other  method that
United  determines to be appropriate.  With regard to optional cash  investments made  pursuant  to a  Request  for  Waiver,  the  Plan  does not  provide  for a predetermined  maximum limit on the amount that a  participant  may invest or on the number of shares that a participant may purchase.

     United does not anticipate  approving any single  participant  Requests for
Waiver to  purchase  more than one  percent  (1%) of the  outstanding  shares of
United. United will generally grant Requests for Waiver where the participant is requesting  to make one optional  cash  investment in lieu of making a series of investments  over the next  twelve  (12) month  period and so  specifies  in the participant's written request.

     In no event  will  United be able to issue  more  shares in total  than the number of shares registered for sale.

                                    PURCHASES

13.  What is the source of Shares of Common Stock purchased under the Plan?

     Shares of Common Stock  purchased  under the Plan come from  authorized but unissued  Shares of Common Stock of United.  Shares will not be purchased in the open market.

14.  When will  dividends  and optional  cash  payments be invested in Shares of
     Common Stock?

     Reinvestment  of  dividends  will be made on the  date  when  the  dividend becomes payable. Optional cash payments will be invested on the Investment Date.
Participants  will become owners of Shares of Common Stock  purchased  under the
Plan  as of the  date of  purchase.  In  order  to  allow  sufficient  time  for processing  optional  cash  payments must be received by the

Agent  no later  than  ten (10)  calendar  days  prior to the  Investment  Date.
Optional  cash  payments  received by the Agent  subsequent to ten (10) calendar days prior to an  Investment  Date will be applied to the purchase of the Shares of Common Stock on the next Investment Date.

15.  What is the Investment Date?

     The  Investment  Date for  dividends  will be the  Dividend  Payment  Date.
Dividend  Payment  Dates are  generally  March  15,  June 15,  September  15 and
December  15.  For  optional  cash  payments,  the  Investment  Date will be the
Dividend  Payment Date in months  having  dividends  payable or otherwise on the fifteenth  (15th) of each  month.  If an  Investment  Date falls on a  Saturday,
Sunday or holiday, the Investment Date will be the next following business day.

16.  What will be the price of Shares purchased under the Plan?

     The Officers of United will  determine the price of Shares to be purchased.
It is intended that the price of Shares to be purchased will be at a 5% discount from the market price.

     The  Shares of Common  Stock are  traded  on the  American  Stock  Exchange
("AMEX").  The Officers of United will fix the reinvestment  price at a discount price equal to 95% of the market price.  The price at which the Shares of Common
Stock will be  purchased  will be the higher of 95% of the  average of the daily high  and low  sale  prices  of  United's  Common  Stock on the AMEX on the four trading days including and preceding the  Investment  Date or 95% of the average of the high and low sale  prices  of  United's  Common  Stock on the AMEX on the
Investment  Date. In the event there is no trading in the Shares,  or if for any reason United and the Agent have  difficulty in determining  the price of Shares to be purchased  under the Plan, then United,  on  consultation  with the Agent, will use such other  public  report or sources as United  deems  appropriate  to determine the market price and the appropriate 5% discount.  If the reinvestment price  involves  a decimal  which is not  equal to  one-eighth  of a point,  the reinvestment price will be rounded up to the next higher one-eighth of a point.

17.  How  will  the  number  of  Shares  of  Common  Stock  purchased  for me be determined?

     The number of Shares of Common Stock that will be purchased  for you on any
Investment  Date will depend on the amount of your dividend to be invested,  the amount of any optional cash payments and the  applicable  purchase  price of the
Shares of Common  Stock that  results  from  dividing  the  aggregate  amount of dividends and optional payments to be invested by the applicable purchase price.
Fractional  shares  will be  credited  to your  account.  At any  time  when you withdraw from the Plan or request all Shares to be transferred to your name, the fractional share will be paid in cash.

                                      COSTS

18.  Are there any costs to me for my purchases under the Plan?

     There are no brokerage  fees for  purchases of Shares of Common Stock under the Plan  because  Shares  are  purchased  directly  from  United.  All costs of administration  of the Plan will be paid by United.  Brokers  and  nominees  may impose charges or fees in connection with their handling of participation in the
Plan by nominee and fiduciary accounts.

                                    DIVIDENDS

19.  Will dividends be paid on Shares of Common Stock held in my Plan account?

     Yes. Cash  dividends on Shares of Common Stock credited to your account are automatically reinvested in additional shares and credited to your account.

                             REPORTS TO PARTICIPANTS

20.  What reports will be sent to participants in the Plan?

     Following  each  purchase of Shares of Common Stock for your  account,  the
Agent will mail to you a statement  of account  showing  amounts  invested,  the purchase  price (see  Question  16), the number of Shares  purchased,  and other information  for the year to date.  Each  participant  will  receive a Form 1099 showing income  reportable  for Federal income tax purposes  following the final purchase in each  calendar year (see Question  29).  These  statements  are your record of the cost of your  purchases  and should be retained for income tax and other purposes. In addition, during the year you will receive copies of the same communications sent to all other holders of Shares of Common Stock.

                             CERTIFICATES FOR SHARES

21.  Will I receive  certificates for Shares of Common Stock purchased under the
     Plan?

     Shares of Common  Stock  purchased  by the Agent for your  account  will be registered in the name of the Agent's nominee and  certificates  for such Shares will not be issued to you until  requested.  The total number of Shares credited to your  account  will be shown on each  statement  of account.  This  custodial service helps to protect you against the risk of loss,  theft or  destruction of stock certificates.

     Certificates  for any number of whole Shares  credited to your account will be issued to you at any time upon written  request to the Agent.  Cash dividends with respect to Shares  represented by certificates  issued to you will continue to be  automatically  reinvested.  Any  remaining  Shares  will  continue  to be credited to your account.

     If the written  request to the Agent is for  certificates  to be issued for all Shares credited to your account, any fractional share will be paid in cash.

     Certificates  for  fractions  of  shares  will  not  be  issued  under  any circumstances.

22.  May Shares of Common Stock in my Plan account be pledged?

     No. You must first request that  certificates  for Shares  credited to your
Plan  account be issued to you (see  Question  21)  before  you can pledge  such
Shares.

23.  In whose name will certificates be registered and issued?

     When issued,  certificates for Shares of Common Stock will be registered in the name in which your Plan account is maintained.  For holders of record,  this generally  will be the  name or  names  in which  your  Share  certificates  are registered at the time you enroll in the Plan. Upon written request, Shares will be registered in any other name, upon the  presentation to the Agent of evidence of compliance with all applicable transfer  requirements  (including the payment of any applicable transfer taxes).

                            WITHDRAWAL FROM THE PLAN

24.  When may I withdraw from the Plan?

     You may withdraw  from the Plan at any time. If your request to withdraw is received  by the  Agent  five  calendar  days  prior  to  the  record  date  for determining  the holders  entitled to receive the next dividend  respecting  any
Shares of Common Stock held by you,  your  request  will be processed  following receipt of the request by the Agent.  If your request to withdraw is received by the  Agent  subsequent  to five  calendar  days  prior  to the  record  date for determining  the holders  entitled to receive the next dividend  respecting such
Shares of Common Stock but before payment of the dividend,  the dividend will be reinvested  for your account and your request for  withdrawal  will be processed promptly thereafter.

     After your request for withdrawal has become effective,  all dividends will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.

25.  How do I withdraw from the Plan?

     In order to withdraw from the Plan, please complete the tear-off portion of any Plan statement and send it to Mellon Investor Services, P.O. Box 3338, South
Hackensack,  New Jersey  07606-1938.  When you withdraw  from the Plan,  or upon termination  of the Plan by United,  certificates  for Shares  credited  to your account under the Plan will be issued to you. Any fractional  share will be paid in cash.

                                OTHER INFORMATION

26.  What happens if I sell or transfer Shares of Common Stock  registered in my name?

     If you dispose of all Shares of Common Stock  registered in your name,  the dividends  on the Shares  credited  to your Plan  account  will  continue  to be reinvested until you notify the Agent that you wish to withdraw from the Plan.

27.  What happens if United issues a stock  dividend,  declares a stock split or has a rights offering?

     Any stock  dividends  or split  shares  distributed  by United on Shares of
Common Stock credited to your Plan account will be added to your account.  Stock dividends  or split shares  distributed  on Shares of Common Stock for which you hold  certificates  will be  mailed  directly  to you in the same  manner  as to shareholders who are not participating in the Plan.

                                       10

     In a regular rights offering, as a holder of record you will receive rights based upon the total number of Shares of Common Stock owned;  that is, the total number of Shares for which you hold  certificates and the total number of Shares held in your Plan account.

28.  Can I vote shares in my Plan account at meetings of shareholders?

     Yes.  You will  receive a proxy  for the  total  number of Shares of Common
Stock held, both the Shares for which you hold  certificates  and those credited to your Plan  account.  The total number of Shares of Common Stock held may also be voted in person at a meeting.

     If the proxy is not  returned or if it is returned  unsigned,  none of your
Shares of Common Stock will be voted unless you vote in person.

29.  What are the Federal income tax consequences of participation in the Plan?

     Under Internal  Revenue  Service  rulings in connection with similar plans, dividends  reinvested will be treated as taxable  notwithstanding  the dividends are reinvested in stock.  Under prior Internal Revenue Service  rulings,  it was assumed  the 5% discount  was also  taxable.  Recent  Internal  Revenue  Service rulings suggest that the 5% is a reduced taxable basis for the shares  received.
Shareholders should consult their own tax consultant on the proper tax treatment of the discount.

     Distributions of real estate  investment trusts are treated as dividends to the extent a real estate  investment  trust has earnings and profits for Federal income tax  purposes.  To the extent  that the amount so  distributed  by United exceeds the current and accumulated  earnings and profits of United, such excess would be treated for Federal  income tax  purposes as a return of capital to the shareholder.  Each  participant  will receive a Form 1099 showing total dividend income,  the amount of any return of capital  distribution and the amount of any capital gain dividend for the year.

     The  holding  period of Shares of  Common  Stock  acquired  under the Plan, whether  purchased with  dividends or optional cash payments,  will begin on the day following the date on which the Shares were purchased for your account.

     As a participant  in the Plan you will not realize any taxable  income when you receive certificates for whole Shares credited to your account,  either upon your request for such certificates or upon withdrawal from or termination of the
Plan.  However,  you will recognize gain or loss (which,  for most participants, will be capital gain or loss) when whole Shares acquired under the Plan are sold or exchanged  after your withdrawal from or the termination of the Plan. If such gain or loss is capital, it will be long-term capital gain or loss if the shares sold are held for more than one year and will be short-term capital gain or loss if the Shares sold are held for one year or less.

30.  What is the responsibility of United and the Agent under the Plan?

     Neither United nor the Agent nor its nominees,  in administering  the Plan, will  accept  liability  for any act done in good  faith  or for any good  faith omission to act, including,  without

                                       11

limitation,  any claim of  liability  arising  out of  failure  to  terminate  a participant's  account upon such participant's  death prior to receipt of notice in writing of such death.

       NEITHER UNITED NOR THE AGENT CAN ASSURE YOU OF A PROFIT OR PROTECT
             YOU AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

31.  How are income tax withholding provisions applied to participants?

     In the case of  foreign  participants  who  elect to have  their  dividends reinvested or who elect to make  optional cash payments and whose  dividends are subject  to  United  States  income  tax  withholding,  an  amount  equal to the dividends payable to such participants who elect to reinvest  dividends,  or the amount of the optional  cash payment made by a  participant,  less the amount of tax  required to be  withheld,  will be applied by the Agent to the  purchase of
Shares of Common Stock. A Form 1042S,  mailed to each foreign  participant after the final purchase of the calendar year, will show the amount of tax withheld in that year. A Form 1099 will be mailed to domestic participants in the event that
Federal income tax withholding is imposed in the future on dividends to domestic participants.

32.  May the Plan be changed or discontinued?

     United  reserves the right to modify,  suspend or terminate the Plan at any time.  All  participants  will  receive  notice  of any  such  action.  Any such modification,  suspension or termination will not, of course,  affect previously executed transactions. United also reserves the right to adopt, and from time to time change,  such  administrative  rules and regulations  (not  inconsistent in substance  with the basic  provisions  of the Plan then in  effect)  as it deems desirable or appropriate for the  administration of the Plan. The Agent reserves the right to resign at any time upon reasonable written notice to United.

     The purpose of the Plan is to provide  shareholders  with a systematic  and convenient  method  of  investing  dividends  and  optional  cash  payments  for long-term investment. Use of the Plan for any other purpose is prohibited.

     United  reserves the right to return  optional cash payments to subscribing shareholders if, in United's opinion,  the investment is not consistent with the purposes of the Plan. Shareholders who establish multiple accounts to circumvent the $1,000 per month limit on optional cash  investments are subject to United's right to return all optional cash payments.

     United would consider  lowering or eliminating  the discount  without prior notice to participants if for any reason United believed that  participants were engaging  in  positioning  and other  transactions  with the intent to  purchase
Shares of Common Stock under the Plan and then immediately reselling such Shares of Common Stock in order to capture the discount.  Any  participants who engages in such  transactions  may be deemed to be  underwriters  within the  meaning of
Section 2(11) of the Securities Act of 1933.

                    ----------------------------------------

     After the closing of the offering,  all investors will be provided annually with  financial  statements of United Mobile  Homes,  Inc.,  including a balance sheet and the related statements of

                                       12

income,  shareholders'  equity and cash  flows,  accompanied  by an  independent auditors'  report  stating that an audit of such  financial  statements has been made in accordance  with  generally  accepted  auditing  standards,  stating the opinion  of the  auditor  with  respect  to the  financial  statements  and  the accounting  principles and practices  reflected  therein,  and  identifying  any matters  to which  the  auditor  takes  exception  and  stating,  to the  extent practicable, the effect of each such exception on such financial statements.

       SPECIAL RULES TO PROTECT UNITED'S STATUS AS A QUALIFIED REAL ESTATE
             INVESTMENT TRUST ("REIT") UNDER THE PROVISIONS OF THE
                              INTERNAL REVENUE CODE

     United  reserves  the  right  not to  issue  shares  under  the Plan to any shareholder holding more than 3% of United's Shares.  These shareholders may use the Plan both for dividend  reinvestment  and for optional  cash payments but no
Shares will be issued to any  shareholder  if the issuance could provide for the disqualification  of  United  as a REIT  under the  provisions  of the  Internal
Revenue Code.  The decision of United in this regard is final and the particular shareholders'  only right shall be the return of any  optional  cash payment and the return of dividends in cash.

     United  also  reserves  the  right to  return  optional  cash  payments  to subscribing  shareholders  if,  in  United's  opinion,  the  investment  is  not
consistent   with  the  purposes  of  the  Plan.   This  provision  would  cover
shareholders who sell short shares on the AMEX and use the optional cash payment solely for purposes of attempting to earn the 5%  differential.  This  provision can also be invoked to prevent any shareholder from creating  multiple  optional cash payment accounts. The purpose of the Plan is to provide shareholders with a systematic  and  convenient  method of investing  dividends  and  optional  cash payments  for  long-term  investment.  Use of the Plan for any other  purpose is prohibited.

                                 USE OF PROCEEDS

     United has no basis for estimating precisely either the number of Shares of
Common Stock that  ultimately  may be sold pursuant to the Plan or the prices at which such Shares will be sold. However, United proposes to use the net proceeds from the sale of Shares  of  Common  Stock  pursuant  to the  Plan,  when and as received,  to make  investments  in real estate and for other  purposes.  United considers the Plan to be a cost-effective  means of expanding its equity capital base and furthering its investment  objectives while at the same time benefiting holders of Shares of Common Stock.

                                     EXPERTS

     The consolidated financial statements and schedule of United as of December
31,  2002  and 2001 and for each of the  years in the  three-year  period  ended
December 31, 2002,  included in United's  Annual Report on Form 10-K,  have been incorporated by reference herein and in the  registration  statement in reliance
upon  the  report  of  KPMG  LLP,  independent   certified  public  accountants,
incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                       13

     Mr.  Eugene Landy has  delivered an opinion  regarding  the legality of the
Shares  offered  hereby.  Mr.  Landy is also the  Chairman  of the  Board  and a director  of United and owns  approximately  6.8% of the  outstanding  Shares of
United.

                                 INDEMNIFICATION

     The  Maryland  General  Corporation  Law ("MGCL")  requires a  corporation, unless its charter  provides  otherwise,  which  United's  charter  does not, to indemnify  a  director  or  officer  who has been  successful,  on the merits or otherwise,  in the defense of any proceeding to which the person is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former  directors and  officers,  among others,  in connection  with any  proceeding  to which they may be made a party by reason of their  service  in those or  other  capacities  unless  certain  conditions  are established.  United's Articles of Incorporation  provide for indemnification of directors and officers to the full extent  permitted or allowed  under  Maryland law. In addition,  United has entered into  indemnification  agreements with its directors and certain of its officers which  generally  provide that the Company is required to indemnify such persons to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors,  officers or persons  controlling  United pursuant to the  foregoing  provisions,  United has been  informed  that, in the opinion of the  Securities  and Exchange  Commission,  such  indemnification  is against  public  policy  as  expressed  in the  Securities  Act of  1933  and is therefore unenforceable.

                                       14